As filed with the Securities and Exchange Commission on February 16, 2000
                                                Registration No. 333-89863

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                       POST-EFFECTIVE AMENDMENT NO. 1
                                    TO
                                 FORM S-1

                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933



                          GRANT GEOPHYSICAL, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
     Delaware                           1382                    76-0548468
(STATE OR OTHER JURISDICTION (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
 OF INCORPORATION)            CLASSIFICATION CODE NUMBER)  IDENTIFICATION NO.)

                              16850 Park Row
                           Houston, Texas 77084
                              (281) 398-9503
            (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
     INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            Michael P. Keirnan
                          Chief Financial Officer
                          Grant Geophysical, Inc.
                              16850 Park Row
                           Houston, Texas 77084
                              (281) 398-9503
         (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 Copy to:
                            William B. Masters
                    Jones, Walker, Waechter, Poitevent,
                         Carrere & Denegre, L.L.P.
                          201 St. Charles Avenue
                       New Orleans, Louisiana  70170
                           Phone: (504) 582-8000
                            Fax: (504) 582-8012


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
                              Not Applicable



     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. <square>

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
<square>

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. <square>

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. <square>




            THIS POST-EFFECTIVE AMENDMENT NO. 1 SHALL BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(C) OF THE SECURITIES ACT OF 1933 ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(C) MAY DETERMINE.

                              DEREGISTRATION

     Grant Geophysical, Inc. ("Grant") has filed this Post-Effective Amendment No. 1 to remove from registration the securities registered under this Registration Statement which remain unsold at the termination of the offering of those securities.

     Grant hereby removes from registration all of the shares of 8% Convertible Preferred Stock (including any Common Stock issuable upon conversion) remaining unsold at the termination of the offering of those securities.

                                SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 16th day of February, 2000.

                                   GRANT GEOPHYSICAL, INC.


                                   By:/S/ RICHARD H.WARD
                                      ------------------------
                                      Richard H. Ward
                                      President and Chief Executive Officer


   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    SIGNATURE                     TITLE                           DATE


 /S/ RICHARD H. WARD         President, Chief
------------------------     Executive Officer               February 16, 2000
Richard H. Ward              and Director
                             (Principal Executive Officer)


 /S/ MICHAEL P. KEIRNAN*     Chief Financial Officer,
------------------------     Treasurer and Secretary         February 16, 2000
Michael P. Keirnan           (Principal Financial and
                             Accounting Officer)


 /S/ DONALD W. WILSON*       Chairman of the Board           February 16, 2000
------------------------
Donald W. Wilson


------------------------     Director                        February 16, 2000
Michael R. Latina


 /S/ JAMES R. BROCK*         Director                        February 16, 2000
------------------------
James R. Brock


 /S/ J. KELLY ELLIOTT*       Director                        February 16, 2000
-----------------------
J. Kelly Elliott


 /S/ JONATHAN D. POLLOCK*    Director                        February 16, 2000
-------------------------
Jonathan D. Pollock


 /S/ DONALD G. RUSSELL*      Director                        February 16, 2000
------------------------
Donald G. Russell



*By: /S/ RICHARD H. WARD
    -----------------------
     Richard H. Ward
     Attorney-in-Fact and Agent